Exhibit 99.1

Investor Relations
212-479-3195

DRIVE SHACK INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS AND DECLARES
FIRST QUARTER 2017 PREFERRED STOCK DIVIDENDS

NEW YORK—(BUSINESS WIRE) — February 28, 2017 — Drive Shack Inc. (NYSE: DS; the “Company”) today reported the following information for the quarter and full year ended December 31, 2016.

FULL YEAR 2016 FINANCIAL HIGHLIGHTS
▪	GAAP Income of $71 million, or $1.07 per basic share*
−	Depreciation and amortization of $37 million, or $0.55 per basic share*
▪	Core Earnings of $47 million, or $0.71 per basic share**
▪	AFFO of $108 million, or $1.62 per basic share**

FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS
▪	GAAP Loss of $(21) million, or $(0.32) per basic share*
−	Depreciation and amortization of $10 million, or $0.15 per basic share*
▪	Core Earnings of $7 million, or $0.10 per basic share**
▪	Adjusted Funds from Operations (“AFFO”) of $(11) million, or $(0.17) per basic share**

FULL YEAR 2016 BUSINESS HIGHLIGHTS
▪	American Golf – As of December 31, 2016, the Company owned, leased and managed 78 golf properties across 13 states, over 75% of which were located in the top 20 Metropolitan Statistical Areas (MSAs).
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On a same store basis, excluding managed courses, the golf business ended the year with 8,545 full golf private members, an increase of 34 members over the prior year, and over 36,000 Players Club members for public properties, an increase of approximately 17,000 members over the prior year.

▪
Drive Shack – The Company began developing its inaugural site in Orlando, Florida, which is targeted to open in 9 to 12 months. The Company also continued to advance development of additional Drive Shack venues, and is actively working through a pipeline of sites across the U.S. and abroad.

▪
Real Estate Debt Portfolio – During the year, the Company monetized $139 million of principal recovery of non-agency assets, including $110 million in repayment of a resort-related loan, $10 million from the sale of NCT CDO V bonds, $10 million from the sale of CDO VI Class IMM-2, $8 million from the sale of a real estate mezzanine loan and $1 million from the sale of other assets.

FIRST QUARTER 2017 DIVIDENDS

Drive Shack Inc.’s Board of Directors declared dividends on the Company's preferred stock for the period beginning February 1, 2017 and ending April 30, 2017. The dividends are payable on April 28, 2017 to shareholders of record on March 10, 2017. The Company will pay dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

The Board of Directors elected not to pay a common stock dividend in the first quarter of 2017 to retain capital for growth. All future dividend distributions will be made at the discretion of our Board of Directors and will depend upon, among other things, our earnings, investment strategy, financial condition and liquidity, and such other factors as the Board of Directors deems relevant.

	4Q 2016	Full Year 2016
Summary Operating Results:
GAAP Income (Loss)*	$(21) million	$71 million
GAAP Income (Loss) per WA Basic Share*	$(0.32)	$1.07

Non-GAAP Results:
Core Earnings**	$7 million	$47 million
Core Earnings per WA Basic Share**	$0.10	$0.71

AFFO**	$(11) million	$108 million
AFFO per WA Basic Share**	$(0.17)	$1.62

WA:  Weighted Average

*GAAP Income (Loss) for 4Q 2016 includes: (i) $7.2 million of depreciation and amortization, (ii) $1.1 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $1.5 million of accretion on the golf membership deposit liability. GAAP Income for Full Year 2016 includes: (i) $26.5 million of depreciation and amortization, (ii) $4.5 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $5.8 million of accretion on the golf membership deposit liability.

**For reconciliations of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliations of Core Earnings and AFFO below.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.driveshack.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.driveshack.com.

EARNINGS CONFERENCE CALL
The Company’s management will host a conference call on Tuesday, February 28, 2017 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, www.driveshack.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Drive Shack Fourth Quarter and Full Year 2016 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, March 14, 2017 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “73274066.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Golf course operations	$51,537	$51,917	$226,255	$224,419
Sales of food and beverages	17,539	17,446	72,625	71,437
Total revenues	69,076	69,363	298,880	295,856
Operating costs
Operating expenses	58,683	59,065	254,353	254,553
Cost of sales - food and beverages	4,454	5,675	21,593	22,549
General and administrative expense	3,494	2,706	13,842	12,037
Management fee to affiliate	2,677	2,675	10,704	10,692
Depreciation and amortization	7,246	7,651	26,496	28,634
Impairment	6,817	1,857	10,381	11,896
Realized/unrealized (gain) loss on investments	3,821	2,270	685	(22,264)
Total operating costs	87,192	81,899	338,054	318,097
Operating (loss)	(18,116)	(12,536)	(39,174)	(22,241)
Other income (expenses)
Interest and investment income	17,521	21,538	91,291	95,891
Interest expense	(13,779)	(13,737)	(52,868)	(62,129)
Gain (loss) on extinguishment of debt	(173)	(61)	(780)	15,306
Gain on deconsolidation	—	—	82,130	—
Other (loss), net	(5,020)	(29)	(3,074)	(5,574)
Total other income (expenses)	(1,451)	7,711	116,699	43,494
Income from continuing operations before income tax	(19,567)	(4,825)	77,525	21,253
Income tax expense (benefit)	45	(985)	189	345
Income from continuing operations	(19,612)	(3,840)	77,336	20,908
Income from discontinued operations, net of tax	—	—	—	646
Net Income (Loss)	(19,612)	(3,840)	77,336	21,554
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Net (income) loss attributable to noncontrolling interest	(92)	76	(257)	293
Income (loss) Applicable to Common Stockholders	$(21,099)	$(5,159)	$71,499	$16,267
Income (loss) Applicable to Common Stock, per share
Basic	$(0.32)	$(0.08)	$1.07	$0.24
Diluted	$(0.32)	$(0.08)	$1.04	$0.24
Income (loss) from Continuing Operations per share of Common Stock, after preferred dividends and noncontrolling interest
Basic	$(0.32)	$(0.08)	$1.07	$0.23
Diluted	$(0.32)	$(0.08)	$1.04	$0.23
Income (loss) from Discontinued Operations per share of Common Stock
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,772,360	66,579,072	66,709,925	66,479,321
Diluted	66,772,360	66,579,072	68,788,440	68,647,915

Consolidated Balance Sheets
($ in thousands, except share data)
	December 31,
	2016	2015
Assets
Real estate securities, available-for-sale	$1,950	$59,034
Real estate securities, available-for-sale, pledged as collateral	627,304	105,963
Real estate related and other loans, held-for-sale, net	55,612	149,198
Subprime mortgage loans subject to call option	—	380,806
Investments in real estate, net of accumulated depreciation	217,611	227,907
Intangibles, net of accumulated amortization	65,112	74,472
Other investments	19,256	20,595
Cash and cash equivalents	140,140	45,651
Restricted cash	6,404	4,469
Receivables from brokers, dealers and clearing organizations	552	361,341
Receivables and other assets	38,017	38,546
Total Assets	$1,171,958	$1,467,982

Liabilities and Equity
Liabilities
CDO bonds payable	$—	$92,933
Other bonds and notes payable	—	16,162
Repurchase agreements	600,964	418,458
Credit facilities and obligations under capital leases	115,284	11,258
Financing of subprime mortgage loans subject to call option	—	380,806
Junior subordinated notes payable	51,217	51,225
Dividends payable	8,949	8,929
Membership deposit liabilities	89,040	83,210
Payables to brokers, dealers and clearing organizations	—	105,940
Accounts payable, accrued expenses and other liabilities	88,437	88,939
Total Liabilities	$953,891	$1,257,860

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2016 and 2015	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,824,304 and 66,654,598 shares issued and outstanding at December 31, 2016 and 2015, respectively	668	667
Additional paid-in capital	3,172,720	3,172,370
Accumulated deficit	(3,018,072)	(3,057,538)
Accumulated other comprehensive income	1,168	33,297
Total Drive Shack Stockholders’ Equity	218,067	210,379
Noncontrolling interest	—	(257)
Total Equity	$218,067	$210,122

Total Liabilities and Equity	$1,171,958	$1,467,982

Reconciliation of Core Earnings
($ in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Income (loss) applicable to common stockholders	$(21,099)	$(5,159)	$71,499	$16,267
Add (deduct):
Impairment (reversal)	6,817	1,857	10,381	11,896
Realized/unrealized (gain) loss on investments	3,821	2,270	685	(22,264)
Other (income) loss (A)	5,579	(624)	(76,760)	(8,274)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations (B)	—	(1)	—	(307)
Depreciation and amortization (C)	9,796	10,316	36,749	39,416
Acquisition, restructuring and spin-off related expenses (D)	1,932	(111)	4,762	1,391
Core earnings	$6,846	$8,548	$47,316	$38,125

(A)	Other (income) loss reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total other income (loss)	$(1,451)	$7,711	$116,699	$43,494
Add (deduct):
Equity in earnings from equity method investees (E)	(386)	(335)	(1,516)	(1,311)
Interest and investment income	(17,521)	(21,538)	(91,291)	(95,891)
Interest expense	13,779	13,737	52,868	62,129
Provision for income tax relating to gain on extinguishment of debt	—	1,049	—	(147)
Other income (loss)	$(5,579)	$624	$76,760	$8,274

(B)	Includes gain on settlement of assets of $0.3 million during the year ended December 31, 2015. Includes depreciation and amortization of less than $0.1 million during the year ended December 31, 2015.

(C)
Includes accretion of membership deposit liabilities of $5.8 million and $5.8 million, and amortization of favorable and unfavorable leasehold intangibles of $4.5 million and $4.9 million during the years ended December 31, 2016 and 2015, respectively. Includes accretion of membership deposit liabilities of $1.5 million and $1.4 million, and amortization of favorable and unfavorable leasehold intangibles of $1.1 million and $1.2 million during the three months ended December 31, 2016 and 2015, respectively. The accretion of membership deposit liabilities was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses.

(D)
Includes acquisition and transaction expenses of $4.4 million and $1.1 million and restructuring expenses of $0.4 million and $0.3 million during the years ended December 31, 2016 and 2015, respectively. Includes  acquisition and transaction expenses of $1.9 million and ($0.2) million and restructuring expenses of $0.0 million and $0.1 million during the three months ended December 31, 2016 and 2015, respectively. The acquisition and transaction expenses were recorded to general and administrative expense and restructuring expenses were recorded to operating expenses.

(E)
Equity in earnings from equity method investees excludes impairment of $2.9 million and $7.5 million during the years ended December 31, 2016 and 2015, respectively. Equity in earnings from equity method investees excludes impairment of $2.9 million and $0.0 million during the three months ended December 31, 2016 and 2015, respectively.

CORE EARNINGS
The following primary variables impact our operating performance: (i) the current yield earned on our investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield we earn from our non-recourse financing structures, (iii) the interest expense and dividends incurred under our recourse debt and preferred stock, (iv) the net operating income on our real estate and golf investments, (v) our operating expenses and (vi) our realized and unrealized gains or losses, net of related provision for income taxes, including any impairment, on our investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of our operating performance excluding the sixth variable listed above. Core earnings also excludes depreciation and amortization charges, including the accretion of membership deposit liabilities and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to evaluate our performance without taking into account gains and losses, net of related provision for income taxes, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future performance. These adjustments to our income (loss) applicable to common stockholders are not indicative of the performance of the assets that form the core of our activity. Management utilizes core earnings as a measure in its decision-making process relating to the underlying fundamental operations of our investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions.  As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors in assessing our performance, along with GAAP net income (loss), which is inclusive of all of our activities.  Management also believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate our current core performance using the same measure that management uses to operate the business.

Core earnings does not represent an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flows from operating activities as a measure of our liquidity, and is not indicative of cash available to fund cash needs. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of AFFO
($ in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Income (loss) applicable to common stockholders	$(21,099)	$(5,159)	$71,499	$16,267
Add (deduct):
Depreciation and amortization (A)	9,796	10,316	36,749	39,416
AFFO	$(11,303)	$5,157	$108,248	$55,683

(A)
Depreciation and amortization charges for the three months ended December 31, 2016 includes (i) $7.2 million of depreciation and amortization, (ii) $1.1 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $1.5 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for the three months ended December 31, 2015 includes (i) $7.7 million of depreciation and amortization, (ii) $1.2 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $1.4 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for the year ended December 31, 2016 includes $26.5 million of depreciation and amortization, $4.5 million of amortization of favorable or unfavorable leasehold intangibles, and $5.8 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for the year ended December 31, 2015 includes (i) $28.6 million of depreciation and amortization, (ii) $4.9 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $5.8 million of accretion on the golf membership deposit liability.

ADJUSTED FUNDS FROM OPERATIONS
The Company defines Adjusted Funds from Operations as net income (loss) available for common stockholders plus depreciation and amortization including the accretion of the membership liability and the amortization of favorable or unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions, accretion of membership deposit liabilities and amortization of favorable and unfavorable leasehold intangibles. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and it is not necessarily indicative of cash available to fund cash needs. Our calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate‐related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT DRIVE SHACK INC.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses. Drive Shack Inc. is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s targets and expectations regarding Drive Shack’s site in Orlando, Florida and other sites in the pipeline across the U.S. and abroad. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Drive Shack’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.